Exhibit 99.1

REASSIGNMENT NO. 6 OF RECEIVABLES IN REMOVED ACCOUNTS

REASSIGNMENT No. 6 OF RECEIVABLES, dated as of October 26, 2018 (this "Reassignment"), by and among WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as Transferor ("Transferor"), COMENITY BANK (formerly known as World Financial Network Bank), a Delaware state-chartered bank, as Servicer ("Servicer"), and MUFG UNION BANK, N.A., (formerly known as Union Bank, N.A., successor to The Bank of New York Mellon Trust Company, N.A., successor to BNY Midwest Trust Company),  a national banking association, as Trustee ("Trustee"), pursuant to the Second Amended and Restated Pooling and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS Transferor, Servicer and Trustee are parties to the Second Amended and Restated Pooling and Servicing Agreement dated as of August 1, 2001 (as may be amended and supplemented from time to time, the "Agreement") relating to World Financial Network Credit Card Master Trust (the "Trust");

WHEREAS pursuant to the Agreement, Transferor wishes to remove from the Trust all Receivables in the Accounts owned by the Credit Card Originator arising in the retail private label credit card program for Crate & Barrel Holdings, Inc. (the "Removed Accounts") that are required to be sold by the Credit Card Originator to Synchrony Bank on or about the Removal Date (as defined below) and to cause Trustee to reconvey the Receivables in such Removed Accounts, whether now existing or hereafter created, from the Trust to Transferor (the foregoing transactions, collectively, the "Account Removal"); and

WHEREAS Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor, Servicer and Trustee hereby agree as follows:

1.             Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

"Removal Date" means, with respect to the Removed Accounts designated hereby,  October 26, 2018.

"Removal Notice Date" means, with respect to the Removed Accounts, October 5, 2018.

2.            Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, Transferor will deliver to Trustee an Account Schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which Account Schedule the parties hereto hereby agree shall satisfy any and all requirements under the Agreement to deliver an Account Schedule in connection with the Account Removal.

3.            Conveyance of Receivables. (a)  Trustee does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or  recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the opening of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

(b) In connection with such transfer, Trustee agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements with respect to the Receivables existing at the opening of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4.             Representations and Warranties of Transferor. Transferor hereby represents and warrants to Trustee, on behalf of the Trust, as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors, rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) Early Amortization Event. Transferor reasonably believes that the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to Transferor, then or thereafter cause an Early Amortization Event to occur with respect to any Series;

(c) List of Removed Accounts. The list of Removed Accounts, when delivered pursuant to Section 2.9(a)(ii) of the Agreement, will be true and complete in all material respects as of the Removal Date;

(d) Receivables Tests. The Account Removal shall not cause the Transferor Amount to be less than the Minimum Transferor Amount or cause the aggregate Principal Receivables plus the Excess Funding Account balance to be less than the Required Principal Balance on the Removal Date, after giving effect to the removal of the Removed Accounts; and

(e) Invested Amounts. Such removal shall not cause a decrease in the sum of the Invested Amounts for all outstanding Series.

5.         Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

6.             Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

7.             GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, Transferor, Servicer and Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

WFN CREDIT COMPANY, LLC,
     as Transferor

By: /s/ Michael Blackham
Name:  Michael Blackham
Title:  Treasurer

COMENITY BANK,
     as Servicer

By: /s/ Randy J. Redcay
Name:  Randy J. Redcay
Title:  Chief Financial Officer

MUFG UNION BANK, N.A.,
     not in its individual capacity, but solely as
    Trustee

By: /s/ Marion Zinowski
Name: Marion Zinowski
Title: Vice President